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                                                                      Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-32527, 33-51447, 33-62283, 333-02137, 333-62661, 333-69082 and 333-103760 on
Form S-3, Registration Statements No. 333-24869, 333-47583, 333-48434,
333-103750 and 333-105988 on Form S-4 and Registration Statements No. 33-11117, 333-00843, 333-01667, 333-37390, 333-75235, 333-85818, 333-85820, 333-85822,
333-85824, 333-85826, 333-85828, 333-85830 and 333-108046 on Form S-8 of our
report dated March 5, 2004 relating to the consolidated financial statements of International Paper Company as of and for the years ended December 31, 2003 and 2002, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the application of procedures relating to certain disclosures of financial statement amounts related to the 2001 financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such disclosures) appearing in this Annual Report on Form 10-K of International Paper Company for the year ended December 31, 2003.

New York, N.Y.
March 8, 2004